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                                                                    EXHIBIT 11.1
                              BIO-VASCULAR, INC.
                    COMPUTATION OF INCOME (LOSS) PER SHARE
                       (In thousands, except share data)

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                                                                                  Three Months Ended           Six Months Ended
                                                                                      April  30,                  April 30,
                                                                                     (unaudited)                 (unaudited)
                                                                                  ------------------          ------------------
                                                                                  1997          1996          1997          1996
                                                                                  ----          ----          ----          ----
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Net income (loss) data:
  Income from continuing operations........................................     $      97     $     263     $     222     $     787
  Income from discontinued operations......................................          (920)         (287)         (920)         (606)
                                                                                ---------     ---------     ---------     ---------
  Net income...............................................................     $    (823)    $     (24)    $    (698)    $     181
                                                                                =========     =========     =========     =========

Net income (loss) per common and common equivalent share, primary:
  Continuing operations....................................................     $     .01     $     .03     $     .02     $     .08
  Discontinued operations..................................................          (.10)         (.03)         (.10)         (.06)
                                                                                ---------     ---------     ---------     ---------
  Net income...............................................................     $    (.09)    $     .00     $    (.07)    $     .02
                                                                                =========     =========     =========     =========

Net income (loss) per common and common equivalent share, fully diluted:
  Continuing operations....................................................     $     .01     $     .03     $     .02     $     .08
  Discontinued operations..................................................          (.10)         (.03)         (.10)         (.06)
                                                                                ---------     ---------     ---------     ---------
  Net income...............................................................     $    (.09)    $     .00     $    (.07)    $     .02
                                                                                =========     =========     =========     =========

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES

Primary:
  Weighted average number of common shares outstanding.....................     9,511,389     9,438,617     9,501,050     9,383,526

  Common equivalent shares:
    Dilutive stock options and warrants, using Treasury Stock Method.......            --            --            --       515,321
                                                                                ---------     ---------     ---------     ---------
                                                                                9,511,389     9,438,617     9,501,050     9,898,847
                                                                                =========     =========     =========     =========

Fully diluted:
  Weighted average number of common shares outstanding.....................     9,511,389     9,438,617     9,501,050     9,383,526

  Common equivalent shares:
    Dilutive stock options and warrants, using Treasury Stock Method.......            --            --            --       519,473
                                                                                ---------     ---------     ---------     ---------
                                                                                9,511,389     9,438,617     9,501,050     9,902,999
                                                                                =========     =========     =========     =========
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